   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2008.

                                                                   FILE NO. 333-

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        HARTFORD LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                  CONNECTICUT

         (State or other jurisdiction of incorporation or organization)

                                   06-094148

                    (I.R.S. Employer Identification Number)

                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999

                    (Address of Principal Executive Office)

                                RICHARD J. WIRTH
                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-1941

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                  ------------

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: /X/

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED       PROPOSED
                                                                                  MAXIMUM         MAXIMUM
                     TITLE OF EACH CLASS                          AMOUNT TO       OFFERING       AGGREGATE         AMOUNT OF
                     OF SECURITIES TO BE                             BE            PRICE         OFFERING         REGISTRATION
                         REGISTERED                              REGISTERED       PER UNIT         PRICE              FEE
---------------------------------------------------------------------------------------------------------------------------------
Deferred Annuity Contracts & Participating Interests Therein    $3,000,000,000        *        $3,000,000,000        $117,900
                                                                                              ---------------      ----------

------------

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.

Registrant is relying upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, with respect to the registration of an indeterminate amount of securities of each class identified above.

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                                     PART I

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                                    PART II

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                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees                                                        $70,740
Cost of printing and engraving                                            $5,000
Legal fees                                                               $10,000
Accounting fees                                                           $6,000
Mailing fees                                                              $2,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 33-776 of the Connecticut General Statutes states that: "a corporation may provide indemnification of, or advance expenses to, a director, officer, employee or agent only as permitted by sections 33-770 to 33-779, inclusive."

     ARTICLE VIII, Section 1(a) of the By-laws of the Registrant (as amended and restated effective July 25, 2000) provides that the Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who was or is a director or officer of the Corporation and who was or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (each, a Proceeding"), by reason of the fact that such a person was or is a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article VIII is hereinafter called an "Indemnitee". Until such final determination is made such former or present director or officer shall be a "Potential Indemnitee" for purposes of this Article VIII. Notwithstanding the foregoing provisions of this Section 1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 5(d)); provided however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 5(d)) has occurred.

     Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(1) Principal Underwriting Agreement, filed herewith.

(1a) Amendment No. 1, filed herewith.

(2) Not applicable.

(4) Form of Annuity Contract, filed herewith.

(5) Opinion regarding legality, refer to Exhibit 23a.

(8) Opinion regarding tax matters, refer to Exhibit 23a.

(12) Not applicable.

(15) Letter regarding unaudited interim financial information, filed herewith.

(23a) Consent of Counsel - Richard J. Wirth, Esq., filed herewith.

(23b) Consent of Expert - Deloitte & Touche LLP, filed herewith.

(24) Powers of Attorney, filed herewith.

(25) Not applicable.

(26) Not applicable.

ITEM 17.  UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4)  Not applicable.

           (5)  Not applicable.

           (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the

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               purchaser, if the securities are offered or sold to such
               purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                 (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424.

                 (ii) Any free writing prospectus relating to the offering
                      prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                 (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on October 30, 2008.

HARTFORD LIFE INSURANCE COMPANY

By:                                         *By:   /s/ Richard J. Wirth
       -----------------------------------         -----------------------------------
       * John C. Walters,                          Richard J. Wirth,
       Chairman of the Board, Chief                Attorney-in-Fact, pursuant to Power
       Executive Officer & President               of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities stated on October 30, 2008.

* Stephen T. Joyce, Senior Vice President & Director
* Glenn D. Lammey, Chief Financial Officer, Executive Vice
 President & Director
* Ernest M. McNeill, Jr., Senior Vice President & Chief
 Accounting Officer
* John C. Walters, Chairman of the Board,
  Chief Executive Officer, President & Director                    *By:   /s/ Richard J. Wirth
                                                                          -----------------------------------
* Lizabeth H. Zlatkus, Director                                           Richard J. Wirth
* David M. Znamierowski, Executive Vice President, Chief                  * Attorney-in-Fact pursuant to
 Investment Officer & Director                                            Power of Attorney

                                 EXHIBIT INDEX

      (1)  Principal Underwriting Agreement.
     (1a)  Amendment No. 1
      (4)  Form of Annuity Contract
     (15)  Letter regarding unaudited interim financial information.
    (23a)  Consent of Counsel -- Richard J. Wirth, Esq.
    (23b)  Consent of Expert -- Deloitte & Touche LLP.
     (24)  Powers of Attorney.